WOLF & COMPANY, P.C.                                Certified Public Accountants
                                                         One International Place
                                                Boston, Massachusetts 02110-9801
                                                 617/439-9700 * fax 617/439-0476
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-______) of GreenMan Technologies, Inc. of our report dated July 28, 1995, on the balance sheets of GreenMan Technologies, Inc. as of May 31, 1994 and 1995, and the related statements of loss, changes in stockholders' equity (deficit) and cash flows for the period from inception (September 16, 1992) to May 31, 1993 and for the years ended May 31, 1994 and 1995; we also consent to the use of our report dated July 28, 1995 on the balance sheets of DuraWear Corporation as of May 31, 1994 and 1995, and the related statements of loss, changes in stockholder's equity and cash flows for each of the three years in the period then ended; and to the use of our name and the statements with respect to us, as appearing under the heading "Experts," all included in the GreenMan Technologies, Inc. Registration Statement No. 33-86138 on Form SB-2, as amended and the Prospectus effective September 29, 1995.

/s/ Wolf & Company, P.C.

WOLF & COMPANY, P.C.

Boston, Massachusetts
May 17, 1996



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